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                                                                  EXHIBIT 10.55


                  SIXTH AMENDMENT TO CREDIT AGREEMENT AND NOTE

         THIS SIXTH AMENDMENT TO CREDIT AGREEMENT AND NOTE ("Sixth Amendment"), made and entered into as of the 29th day of June, 1995, by and between GTI CORPORATION, a California corporation ("Company"), and UNION BANK, a California banking corporation ("Bank"),

                              W I T N E S S E T H:

         WHEREAS, on December 17, 1992, the Company and the Bank entered into a certain Credit Agreement and Note (as amended by those certain First, Second, Third, Fourth and Fifth Amendments to Credit Agreement and Note, dated as of May 7, 1993, July 14, 1993, March 24, 1994, June 24, 1994 and November 30, 1994,
respectively, the "Credit Agreement") pursuant to which the Bank agreed to extend to the Company and the Company agreed to accept from the Bank certain credit facilities more particularly described therein; and

         WHEREAS, the Company and the Bank desire to amend the Credit Agreement to modify (i) certain of the financial and reporting covenants with which the Company is to comply, and (ii) to provide for certain ancillary matters;

         NOW, THEREFORE, for and in consideration of the premises hereof, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All capitalized terms used in this Sixth Amendment shall, unless otherwise defined herein or unless the context otherwise requires, have the meanings given thereto in the Credit Agreement.

         2. Subsection 2.01(c) of the Credit Agreement is amended by deleting therefrom the date "December 31, 1993" where it appears in the second line of such subsection and by substituting in lieu thereof the date "December 31, 1994".

         3. Subsection 2.01(d) of the Credit Agreement is amended by deleting therefrom the date "September 30, 1994" where it appears in the second line of such subsection and by substituting in lieu thereof the date "March 31, 1995".

         4. Subsection 2.02(b) of the Credit Agreement is amended to read as follows:

             (b) The Company shall have delivered to the Bank statements in form and detail satisfactory to the Bank showing the aging and adjustment of the accounts receivable of the Company, Valor, ESC and Promptus (and collections




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         thereon) as at the end of the calendar month most recently ended (or as at the end of the next preceding calendar month if the requested Revolving Loan is to be made during the first fifteen (15) days of a calendar month);

         5. Subsection 3.01(b) of the Credit Agreement is amended to read as follows:

             (b) Authority. The execution, delivery and performance by the Company of this Agreement and the other Facility Documents, and the execution, delivery and performance by Valor, ESC, GIL and Promptus, as the case may be, of such corporation's Continuing Guaranty (and, in the case of Valor, ESC and Promptus, such corporation's Security Agreement (Chattel Mortgage)), are within the corporate power of the Company, Valor, ESC, GIL or Promptus, as the case may be, have been duly authorized by all necessary corporate action, do not require any registration with, consent or approval of, license or permit from, or notice to any Person, do not contravene any law, rule or regulation, any order, writ, decree or judgment of any Person, or the constitutive documents of the Company, Valor, ESC, GIL or Promptus, as the case may be, do not violate or constitute a default under any mortgage, indenture, lease, contract or other agreement or instrument binding upon the Company, Valor, ESC, GIL, Promptus or any other Subsidiary, and will not result in or require the creation of any lien on the property, assets or revenue of the Company, Valor, ESC, GIL, Promptus or any other Subsidiary (except such liens as may be created in favor of the Bank pursuant to this Agreement and the other Facility Documents).

         6. Subsection 3.01(c) of the Credit Agreement is amended to read as follows:

         (c) Enforceability. This Agreement and the other Facility Documents constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Continuing Guaranties of Valor, ESC, GIL and Promptus (and the Security Agreements (Chattel Mortgage) of Valor, ESC and Promptus) constitute legal, valid and binding obligations of Valor, ESC, GIL or or Promptus, as the case may be, enforceable against it in accordance with its or their terms, except, in each case, as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and general principles of equity.

         7. Subsection 3.01(g) of the Credit Agreement is amended by deleting therefrom the date "December 31, 1993" where it appears in the second line of such subsection and by substituting in lieu thereof the date "December 31, 1994".




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         8.  Subsection 3.01(h) of the Credit Agreement is amended by deleting therefrom the phrase "the Fifth Amendment" where it appears in the third line of such subsection and by substituting in lieu thereof the phrase "the Sixth Amendment".

         9. Subsection 4.01(a) of the Credit Agreement is amended by deleting therefrom Subsection 4.01(a)(i).

         10. Subsection 4.01(a)(vi) of the Credit Agreement is amended by deleting therefrom the phrase "Subsections 4.01(a)(i), (ii) and (iv) hereof" where it appears in the second and third lines of such subsection and by substituting in lieu thereof the phrase "Subsections 4.01(a)(ii) and (iv) hereof".

         11. Subsection 4.01(a)(ix) of the Credit Agreement is amended to read as follows:

              (ix) Not later than the fifteenth (15th) day after the end of each calendar month, but only if Revolving Loans are then outstanding under the Revolving Loan Facility, statements in form and detail satisfactory to the Bank showing the aging and adjustment of the accounts receivable of the Company, Valor, ESC and Promptus (and collections thereon) as at the end of such calendar month;

         12. Subsection 4.02(h) of the Credit Agreement is amended to read as follows:

              (h) Tangible Net Worth. The Company will not, as at the end of any fiscal quarter of the Company ending after March 31, 1995, permit its consolidated Tangible Net Worth to be less than the sum of (i) Forty Million Eight Hundred Seventy-eight Thousand Dollars ($40,878,000.00), (ii) seventy-five percent (75%) of the cumulative consolidated after tax net profits of the Company for all fiscal quarters of the Company ending after March 31, 1995 and on or prior to the date of computation (without reduction, however, for consolidated after tax net losses sustained by the Company for any of such fiscal quarters), and (iii) the aggregate amount of all infusions of equity made on or after April 1, 1995.

         13. Subsection 4.02(l) of the Credit Agreement is amended to read as follows:

              (l) Cash Coverage Ratio. The Company will not permit the ratio of (i) the sum of (A) its consolidated net profit before taxes, (B) its consolidated interest expenses, (C) its consolidated depreciation expenses, and (D) its consolidated minimum lease payments (in the case of each clause of this Subsection 4.02(l)(i), for the four (4) consecutive fiscal quarters of the Company ending on the




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         date of computation), to (ii) the sum of (A) the current portion of its consolidated long term liabilities, (B) its consolidated interest expenses, and (C) its consolidated minimum lease payments (in the case of clause (A) of this Subsection 4.02(l)(ii), as at the date of computation, and in the case of clauses (B) and (C) of this Subsection 4.02(l)(ii), for the four (4) consecutive fiscal quarters of the Company ending on the date of computation), to be less than 1.50:1.00 as at the end of any fiscal quarter of the Company ending after March 31, 1995.

         14. The definition of "Eligible Accounts" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

         "Eligible Accounts" shall mean those of the accounts receivable of the Company, Valor, ESC and Promptus which the Bank in its sole discretion elects to use to determine the extent of availability of Revolving Loans under the Revolving Loan Facility, which Eligible Accounts shall, unless otherwise specifically consented to be the Bank, exclude accounts receivable which are outstanding and unpaid more than ninety
         (90) days after the invoice date; accounts receivable subject to offset (contras); accounts receivable relating to disputed or pre-billed items or consigned or guaranteed sales; accounts receivable due from a foreign account debtor, unless covered by the Foreign Credit Insurance Association (or similar insurer) or transacted by letters of credit or sight drafts (acceptable to the Bank); accounts receivable owed by any shareholder, director, officer, employee, sales representative or Subsidiary of the Company or by any Person who is an Affiliate of the Company or who is an Affiliate of any shareholder, director, officer, employee, sales representative or Subsidiary of the Company; note receivables; and accounts receivable the assignment of which is subject to any requirements set forth in the Assignment of Claims Act of 1940, as amended from time to time, or in any Federal, state, county or municipal statute, regulation, ordinance, constitution or charter, now or hereafter existing, similar in effect thereto, as determined by the Bank in its sole discretion.

         15. The Credit Agreement is amended by deleting therefrom Exhibit C thereto and by substituting in lieu thereof a new Exhibit C in the form appended to this Sixth Amendment as Exhibit I.

         16. This Sixth Amendment shall become effective on the date on which the Bank shall have received the following:

              (a)  this Sixth Amendment, duly executed by the Company;




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              (b)  Four (4) written consents to entry by the Company into this
         Sixth Amendment, each in form and substance satisfactory to the Bank and its counsel, one (1) duly executed by each of Valor, ESC, GIL and Promptus; and

              (c) Such other documents and agreements as the Bank may reasonably request to effectuate the purposes of this Sixth Amendment.

         17. Except as expressly provided herein, the Credit Agreement is unchanged and remains in full force and effect.

         18. This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of California.

         19. This Sixth Amendment may be executed in any number of identical counterparts, any set of which signed by both parties hereto shall be deemed to constitute a complete, executed original for all purposes.

         IN WITNESS WHEREOF, the Bank and the Company have caused this Sixth Amendment to be executed as of the day and year first above written.


UNION BANK                               GTI CORPORATION



By:    /s/ Richard C. Petrie             By:    /s/ Douglas J. Downs
    -----------------------------            ------------------------------
Title: Vice President                    Title: Vice President Finance and
                                                Chief Financial Officer


By:    /s/ Joseph Otting                 By:  /s/ Gary L. Luick
    -----------------------------            ------------------------------
Title: Senior Vice President             Title: President and
                                                Chief Executive Officer




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